SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2016

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 17, 2016, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders.  At the meeting, holders of Winthrop’s common shares of beneficial interest voted on the two proposals described in detail in Winthrop’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2016.  On the record date of March 29, 2016, there were 36,425,084 common shares of beneficial interest of Winthrop (“Common Shares”) issued and outstanding and eligible to vote and a total of 29,856,407 Common Shares were present at the meeting, in person or by proxy, representing approximately 81.97% of the outstanding Common Shares entitled to vote at such meeting.  The results of the meeting were as follows:

1.	Election of Trustees

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	23,677,506	706,861	-	5,472,040
Arthur Blasberg, Jr.	23,702,011	682,356	-	5,472,040
Howard Goldberg	20,575,275	3,809,092	-	5,472,040
Thomas McWilliams	20,593,009	3,791,358	-	5,472,040
Lee Seidler	23,667,612	736,755	-	5,472,040
Carolyn Tiffany	23,698,899	685,468	-	5,472,040
Steven Zalkind	20,345,968	4,038,399	-	5,472,040

2.
Ratification of PricewaterhouseCoopers LLP as the Trust’s independent registered public accounting firm for the fiscal year ending on the earlier of the completion of Winthrop’s liquidation or December 31, 2016:

For	Against	Abstain
29,194,734	44,421	617,252

Item 8.01   Other Items.

PSW NYC LLC (“PSW”), an entity in which Winthrop holds a 22.5% interest (increasing to approximately 32% upon the occurrence of certain events), is a plaintiff in a matter entitled PSW NYC LLC v. BANK OF AMERICA, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust 2007-C30, acting by and through its Special Servicer, CWCapital Asset Management LLC, BANK OF AMERICA, N.A., as Trustee for the Registered Holders of COBALT CMBS Commercial Trust 2007-C2, acting by and through CWCapital Asset Management LLC pursuant to the authority granted under that certain Amended and Restated Co-Lender agreement dated March 12, 2007,U.S. BANK NATIONAL ASSOCIATION, as Trustee for the Registered holders of Wachovia Bank Commercial Mortgage Trust 2007-C31, ML-CFC Commercial Mortgage Trust 2007-5,ML-CFC Commercial Mortgage Trust 2007-6, acting by and through CWCapital Asset Management LLC pursuant to the authority granted under that certain Amended and Restated Co-Lender agreement dated March 12, 2007,PCV-M HOLDINGS LLC, and CWCAPITAL ASSET MANAGEMENT LLC, in its individual capacity.  Supreme Court of the State of New York, County of New York, Index No. 650390/2016 (the “Stuy Town Litigation”).

On January 24, 2016, PSW commenced the Stuy Town Litigation seeking damages for breach of contract and fraud relating to PSW’s assignment of its ownership interest in three mezzanine loans indirectly secured by the Peter Cooper Village and Stuyvesant Town residential apartment complexes in New York City.  The complaint also seeks declaratory relief concerning the defendants’ computation of certain default interest and yield maintenance charges purportedly due under the senior loan on the property as well as indemnification for PSW’s attorney’s fees.  The Defendants’ have served a motion to dismiss this action and PSW has cross moved for summary judgment.  Defendants have also served a motion seeking sanctions for filing a frivolous action.  Oral argument on the motions is scheduled for August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of May, 2016.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer